UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2018

FIRST COLUMBIA DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-181259	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3020 Bridgway, Ste 505, Sausalito, CA	94965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-300-6144

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[   ]

Item 3.02        Unregistered Sales of Equity Securities

On August 3, 2018, we completed the non-brokered private placement of 2,880,000 common shares at a purchase price of $0.25 per share for aggregate gross proceeds of $720,000. Of the 2,880,000 common shares, which are restricted, 1,500,000 shares were issued to seven non-US persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”)), in offshore transactions relying on Regulation S of the Securities Act of 1933, as amended.

The balance of 1,380,000 shares were issued to fifteen US persons in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. The sale of the securities to such US persons were made to “accredited investors,” as defined in Rule 501 under the Securities Act, in reliance on the exemption from registration provided by Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Colombia Development Corp.

/s/Christopher Hansen
Christopher Hansen
CEO, Principal Executive Officer

Date: August 9, 2018